Exhibit (n)(2)

FIRST EAGLE PRIVATE CREDIT FUND

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby appoints each of David O’Connor, Jennifer Wilson, Sabrina Rusnak-Carlson and Telmo Martins and each of them, each of whom may act without the joinder of others, as such person’s attorney-in-fact with full power of substitution and resubstitution for such attorney-in-fact’s name, place and stead, in any and all capacities to sign and file on such person’s behalf individually and in the capacity as a Trustee and/or officer of First Eagle Private Credit Fund (the “Fund”), (i) any registration statement on Form N-2 or any other appropriate form (including amendments or supplements thereto), to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable, (ii) any statement of beneficial ownership on Forms 3, 4 or 5 to be filed with the SEC; and (iii) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of the such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS HEREOF I have executed this instrument as of the 8th day of November, 2023.

/s/ Christopher Flynn
Christopher Flynn	Chief Executive Officer and Trustee

/s/ David O’Connor
David O’Connor	Head of Legal & Compliance and Trustee

/s/ Jennifer Wilson
Jennifer Wilson	Chief Financial Officer and Treasurer

/s/ Telmo Martins
Telmo Martins	Chief Compliance Officer

/s/ Sabrina Rusnak-Carlson
Sabrina Rusnak-Carlson	General Counsel and Secretary

/s/ Nancy Hawthorne
Nancy Hawthorne	Trustee and Chairperson

/s/ Rajender Chandhok
Rajender Chandhok	Trustee

/s/ Patrick Coyne
Patrick Coyne	Trustee

/s/ Stuart George
Stuart George	Trustee

/s/ Laurence Smith
Laurence Smith	Trustee

/s/ Smriti Kodandapani
Smriti Kodandapani	Deputy General Counsel and Assistant Secretary

/s/ William Karim
William Karim	Deputy General Counsel

/s/ Sheelyn Michael
Sheelyn Michael	Deputy General Counsel

/s/ Michael Luzzatto
Michael Luzzatto	Vice President

/s/ Casey Walker
Casey Walker	Assistant Secretary

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